Exhibit (a)(1)(J)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

(Including the Associated Stock Purchase Rights)

of

OSI Pharmaceuticals, Inc.

Pursuant to the Offer to Purchase dated March 2, 2010, and

the Amendment and Supplement to the Offer to Purchase dated May 19, 2010 at

$57.50 Net Per Share

by

Ruby Acquisition, Inc.

a wholly-owned subsidiary of

Astellas US Holding, Inc.

a wholly-owned subsidiary of

Astellas Pharma Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JUNE 2, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing (1) shares of common stock, par value $.01 per share (the “Stock”), of OSI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and (2) the associated stock purchase rights (the “Rights” and collectively with the Stock, the “Shares”) issued pursuant to the Rights Agreement, dated as of September 27, 2000, by and between the Company and The Bank of New York, as amended from time to time (the “Rights Agreement”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Supplement (as defined below)) or the expiration of a subsequent offering period, if applicable, or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below) and Section 2 of the Supplement.

The Depositary For The Offer Is:

Computershare Trust Company, N.A.

By Registered or Certified Mail:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

By Overnight Courier:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

250 Royall Street, Suite V

Canton, MA 02021

By facsimile for eligible institutions only: (617) 360-6810

To confirm receipt of facsimile for eligible institutions only: (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN AMENDED AND RESTATED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Corp Actions Voluntary

Ladies and Gentlemen:

The undersigned hereby tenders to Ruby Acquisition, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 2, 2010 (as amended, the “Offer to Purchase”) and the Amendment and Supplement to the Offer to Purchase dated May 19, 2010 (the “Supplement”), and the related Amended and Restated Letter of Transmittal (which, together with the Offer to Purchase, the Supplement and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase and Section 2 of the Supplement.

Name(s) of Record Holder(s):

Address(es):

Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. (if available):

Check this box if Shares will be tendered by book-entry transfer:  ☐

Depositary Trust Company

Account Number at Book-

Entry Transfer Facility:

Dated:

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Corp Actions Voluntary

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Amended and Restated Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three NASDAQ Stock Market trading days after the date hereof. In the case of the Rights, a period ending on the later of (i) three NASDAQ Stock Market trading days after the date hereof and (ii) three business days after the date the Rights Certificates are distributed to the stockholders by the Company.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Amended and Restated Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:                                                                                             Zip Code:

Area Code and Tel. No.:

Authorized Signature:

Name:

Please Print

Title:

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR AMENDED AND RESTATED LETTER OF TRANSMITTAL.

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Corp Actions Voluntary